VICON INDUSTRIES, INC.
                                 89 Arkay Drive
                               Hauppauge, NY 11788
                              (631) 952-2288 (CCTV)

                    Notice of Annual Meeting of Shareholders
                           To Be Held on May 26, 2004

To the Shareholders of Vicon Industries, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Vicon Industries, Inc. (the "Company"), a New York corporation, will be held at the Company's corporate headquarters located at 89 Arkay Drive, Hauppauge, New York 11788, on May 26, 2004 at 10:00 a.m. local time for the following purposes, all of which are more completely described in the accompanying proxy statement:

     1.   To elect two directors for terms expiring in 2007;

     2. To ratify the appointment of BDO Seidman, LLP, as the Company's independent auditors for the fiscal year ending September 30, 2004; and

     3. To receive the reports of officers and to transact such other business as may properly come before the meeting.

     Shareholders entitled to notice of and to vote at the Annual Meeting are shareholders of record at the close of business on April 9, 2004 fixed by action of the Board of Directors.

     The Company's proxy statement is submitted herewith. The Annual Report to Shareholders for the year ended September 30, 2003 is included with the proxy statement.


                                        By Order of the Board of Directors,



Hauppauge, New York                                           Joan L. Wolf
April 9, 2004                                                 Secretary



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                             YOUR VOTE IS IMPORTANT
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You are urged to date,  sign and promptly  return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.
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                                        1

             PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITATION AND REVOCATION OF PROXY
     The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held on May 26, 2004 at 10:00 a.m., and any and all adjournments thereof, is solicited on behalf of the Board of Directors of Vicon Industries, Inc. (the "Company").

     Any shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. The cost of soliciting the proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING
     The Annual Meeting has been called for the purposes of electing two directors whose terms of office expire in 2007; ratifying the appointment of independent auditors; receiving the reports of officers; and transacting such other business as may properly come before the meeting.

     The persons named in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the proxy, they intend to vote FOR the election of two directors whose terms of office expire in 2007; and FOR ratification of the appointment of independent auditors.

                              SHAREHOLDER PROPOSALS
     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received at the Company's principal executive office no later than November 1, 2004, and must comply with all other legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting. Proposals of security holders not meeting the requirements of Rule 14a-8 of Regulation 14A must comply with the requirements set forth in the Company's Bylaws relating to business conducted at the Annual Meeting of Shareholders.

     This proxy statement and the enclosed proxy card are being furnished to shareholders on or about April 26, 2004.

                                VOTING SECURITIES
     The Company has one class of capital stock, consisting of common stock, par value $.01 per share, of which each outstanding share entitles its holder to one vote. Cumulative voting is not provided under the Company's Certificate of Incorporation or Bylaws. Shareholders entitled to vote or to execute proxies are shareholders of record at the close of business on April 9, 2004. As of March 15, 2004, there were 4,605,524 shares outstanding.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are insufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for the nominees being proposed. Directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of independent auditors, a shareholder may: (i) vote "FOR" the ratification; (ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" from voting on the ratification. The ratification of independent auditors shall be determined by a majority of the votes cast affirmatively or negatively, without regard to broker non-votes or proxies marked "ABSTAIN" as to the matter.

     Proxies solicited hereby will be returned to the Board and will be tabulated by the inspector of election designated by the Board of Directors.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                                BENEFICIAL OWNERS
     The following table sets forth information as to each person, known to the Company to be a "beneficial owner" (as defined in regulations of the Securities and Exchange Commission) of more than five percent of the Company's outstanding Common Stock as of March 15, 2004 and the shares beneficially owned by the Company's Executive Officers and Directors and by all Executive Officers and Directors as a group.

Name and Address                     Number of Shares                  Percent
of Beneficial Owner                 Beneficially Owned (1)             of Class
-------------------                 ----------------------             --------

CBC Co., Ltd.
  and Affiliates
  2-15-13 Tsukishima
  Chuo-ku
  Tokyo, Japan 104                         543,715                       11.4%

Leviticus Partners, L.P.
  30 Park Avenue, Suite 12F
  New York, NY   10016                     300,000                        6.3%

Dimensional Fund Advisors
  1299 Ocean Avenue
  Santa Monica, CA   90401                 272,300 (7)                    5.7%

Al Frank Asset Management, Inc.
  32392 Coast Highway, Suite 260
  Laguna Beach, CA   92651                 271,250 (8)                    5.7%

-------------------------------------------------------------------------------
C/O Vicon Industries, Inc.

Kenneth M. Darby                           266,502 (2)                    5.6%
Arthur D. Roche                            141,601 (3)                    3.0%
Peter F. Neumann                            27,072 (4)                     *
W. Gregory Robertson                        23,847 (5)                     *
Milton F. Gidge                             23,698 (5)                     *

Total all Executive Officers
  and Directors as a group (5 persons)     482,720 (6)                    10.1%

*        Less than 1%.
                                        3

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment control over the shares of stock owned.
(2)  Includes currently exercisable options to purchase 16,410 shares.
(3) Includes 50,000 shares held by Mr. Roche's wife and currently exercisable options to purchase 11,947 shares.
(4)  Includes currently exercisable options to purchase 10,000 shares.
(5)  Includes currently exercisable options to purchase 11,947 shares.
(6)  Includes currently exercisable options to purchase 62,251 shares.
(7) Dimensional Fund Advisors had voting and investment control over 272,300 shares as investment advisor and manager for various mutual funds and other clients. These shares are beneficially owned by such mutual funds or other clients.
(8) Al Frank Asset Management, Inc. had voting control over 106,600 shares and investment control over 271,250 shares.


                      EQUITY COMPENSATION PLAN INFORMATION
                              At September 30, 2003


                                                           Number of securities
                                                            remaining available
                                                                 for future
                   Number of securities  Weighted average     issuance under
                     to be issued upon    exercise price    equity compensation
                      exercise of out-   of outstanding       plans (excluding
                     standing options,  options, warrants  securities reflected
                    warrants and rights    and rights           in column (a))
                            (a)                (b)                 (c)
Plan category
------------------    --------------      --------------       --------------
Equity compensation
plans approved by
security holders          562,537             $3.34                85,179

Equity compensation
plans not approved
by security holders         __                 __                    __


Total                     562,537             $3.34                85,179




Equity Compensation Grant Not Approved by Security Holders
Through September 30, 2003, the Company had granted certain of its officers with deferred compensation benefits aggregating 97,337 shares of common stock currently held by the Company in treasury. Such shares vest upon retirement or, in the case of 70,647 shares, the expiration of the Chief Executive Officer's employment agreement in October 2005. All shares vest earlier under certain occurrences including death, involuntary termination or a change in control of the Company.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Board is comprised of five directors; two directors whose terms expire in 2005; one director whose term expires in 2006; and two directors to be elected for a term expiring in 2007. Directors serve for a term of three years or until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

     The nominees proposed for election to a term expiring in 2007 at the Annual Meeting is Mr. Clifton H. W. Maloney and Mr. W. Gregory Robertson. In the event that such nominee is unable or declines to serve for any reason, the Board of Directors shall elect a replacement to fill the vacancy. The Board of Directors has no reason to believe that the persons named will be unable or unwilling to serve.

     Mr. Milton F. Gidge, a current member of the Board since 1987, will retire from the Board after the expiration of his current term on May 26, 2004 since he reached the age limitation under Board guidelines.

 Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy will be voted FOR the nominees named in the Proxy Statement.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED
                                         ---
                            IN THIS PROXY STATEMENT


Information with Respect to Nominee and Continuing Directors
     The following sets forth the name of the nominees and continuing directors, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company.

Nominee and                                Director
Principal Occupation                         Since                      Age
--------------------                        --------                   -----
Clifton H. W. Maloney
   President
   C. H. W. Maloney & Co., Inc.                -                        67

W. Gregory Robertson
  President
  TM Capital Corp.                            1991                      60

Name and                                   Director
Principal Occupation                         Since                      Age
--------------------                        --------                   -----

Continuing Directors whose Term of Office Expires in 2005
---------------------------------------------------------
Kenneth M. Darby
  Chairman and CEO
  Vicon Industries, Inc.                      1987                       58

Arthur D. Roche
  Retired Executive Vice President
  Vicon Industries, Inc.
  Retired Partner
  Arthur Andersen & Co.                       1992                       65

Continuing Director whose Term of Office Expires in 2006
--------------------------------------------------------
Peter F. Neumann
  Retired President
  Flynn-Neumann Agency, Inc.                  1987                       69

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     Mr.  Maloney is the  President  of C.H.W.  Maloney & Co.,  Inc.,  a private investment firm which he founded in 1981. From 1974 to 1984, he was a Vice President in investment banking at Goldman, Sachs & Co. Mr. Maloney is a Director of Interpool, Inc., Chromium Industries, Inc. and The Wall Street Fund.

     Mr. Robertson is the President of TM Capital Corporation, a financial services company which he founded in 1989. From 1985 to 1989, he was employed by Thompson McKinnon Securities Inc., as head of investment banking and public finance. Mr. Robertson's current term on the Board ends in May 2004.

     Mr. Darby has served as Chairman of the Board since April 1999, as Chief Executive Officer since April 1992 and as President since October 1991. Mr. Darby also served as Chief Operating Officer and as Executive Vice President, Vice President, Finance and Treasurer of the Company. He joined the Company in 1978 as Controller after more than nine years at Peat Marwick Mitchell & Co., a public accounting firm. Mr. Darby's current term on the Board ends in May 2005.

     Mr. Roche served as Executive Vice President and co-participant in the Office of the President of the Company from August 1993 until his retirement in November 1999. For the six months prior to that time, Mr. Roche provided consulting services to the Company. In October 1991, Mr. Roche retired as a partner of Arthur Andersen & Co., an international accounting firm which he joined in 1960. Mr. Roche's current term on the Board ends in May 2005.

     Mr. Neumann is the retired President of Flynn-Neumann Agency, Inc., an insurance brokerage firm. Mr. Neumann's current term on the Board ends in May 2006.

                MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors has a number of committees including the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee.

     The Executive Committee consists of Messrs. Darby (Chairman), Gidge, Neumann, and Roche. The Committee meets in special situations when the full Board cannot be convened. The Committee met twice during the last fiscal year.

     The Compensation Committee consists of Messrs. Neumann (Chairman), Gidge, Robertson and Roche, all of whom are non-employee directors. The function of the Compensation Committee is to establish and approve the appropriate compensation for Mr. Darby, recommend the award of stock options, and to review the recommendations of the CEO with respect to the compensation of all other officers. The Committee met once during the last fiscal year.

     The Audit Committee consists of Messrs. Roche (Chairman), Gidge, Neumann, and Robertson, each of whom is an "independent director" as defined by American Stock Exchange Listing Standards. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the financial reports and other financial information of the Company, the Company's system of internal accounting controls, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditors and the performance of the Company's independent auditors. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors and to approve all engagement fees and terms for the independent auditors. The Board has determined that Mr. Roche is an "Audit Committee financial expert" under the rules of the Securities and Exchange Commission. The Board of Directors has recently amended its previously adopted charter for the Audit Committee. A copy of the revised charter is included as Appendix A to this Proxy Statement and is available on the Company's website at HTTP://www.vicon-cctv.com. The Audit Committee will periodically review the Audit Committee Charter in light of new developments in applicable regulations and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices. The Committee met five times during the last fiscal year.

     The Nominating Committee consists of Messrs. Roche (Chairman), Gidge and Neumann. The primary function of the Nominating Committee is to recommend individuals qualified to serve as directors and on committees of the Board; to advise the Board with respect to Board composition, procedures and committees; and to evaluate the overall Board and Committee effectiveness. All director candidates, including those recommended by stockholders, are evaluated on the same basis. In its evaluation of director candidates, the Nominating Committee considers a variety of characteristics, including, but not limited to, core competencies, experience, independence, level of commitment, board and company needs and considerations, and personal characteristics. The Nominating Committee may engage a third party to assist it in identifying potential director nominees. The Committee has generally identified nominees based upon recommendations from existing directors and will consider candidates recommended by stockholders if submitted to the Committee in writing and complying with shareholder proposal requirements outlined elsewhere in this proxy statement. The Board of Directors approved the Committee's selection of Mr. Maloney as nominee for election to the Company's Board in this Proxy Statement. Mr. Maloney was introduced to the Nominating Committee by a director of the

Company. The Board of Directors has determined that each member of the Nominating Committee meets the definition of an "independent director" as defined by American Stock Exchange Listing Standards. The Committee did not meet during the last fiscal year, and in January 2004 met to select Mr. Maloney as nominee for election to the Company's Board. The Board has not yet adopted a written charter for the Nominating Committee, which is expected to be adopted by the date of the Annual Meeting.

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Outside members of the Board are kept informed of the Company's business through various reports and documents sent to them, as well as through operating and financial reports made at Board and committee meetings by Mr. Darby and other officers.

     The Board of Directors held five meetings in the Company's 2003 fiscal year, including all regularly scheduled and annual meetings. No Board member attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings held by all committees on which he served (during the periods that he served). The Company has a policy to request that all directors attend its annual meetings. The prior year annual meeting was attended by all of the current directors.

     The directors are each compensated at the rate of $16,000 per year retainer and $1,000 per Committee meeting attended in person or by teleconference. The Chairman of the Audit Committee receives an additional annual retainer of $8,000. Employee directors are not compensated for Board or committee meetings. Directors may not stand for re-election after 70, except that any director may serve one additional three-year term after age 70 with the unanimous consent of the Board of Directors.

Certain Relationships and Related Transactions
     The Company and CBC Company, Ltd. (CBC), a Japanese corporation which beneficially owns 11.4% of the outstanding shares of the Company, have been conducting business with each other for approximately twenty-four years. During this period, CBC has served as a lender, a product supplier and sourcing agent, and a private label reseller of the Company's products. CBC has also acted as the Company's sourcing agent for the purchase of certain video products. In fiscal 2003, the Company purchased approximately $832,000 of products and components from or through CBC. CBC competes with the Company in various markets, principally in the sale of video products and systems. Sales of all products to CBC were $370,000 in 2003. In fiscal 2003, the Company recognized $180,000 of revenues received from CBC pursuant to the completion of a contract to develop certain new product technology.

Code of Ethics and Business Conduct
     The Company has adopted a Code of Ethics and Business Conduct that applies to all its employees, including its chief executive officer, chief financial and accounting officer, controller, and any persons performing similar functions. Such Code of Ethics and Business Conduct is published on the Company's internet website at HTTP://www.vicon-cctv.com.

Ability of Stockholders to Communicate with the Board of Directors
     Shareholders may contact the Board of Directors or a specified individual director by sending a written communication addressed to the Board of Directors or such individual director(s) in care of the Secretary of the Company at Vicon Industries, Inc., 89 Arkay Drive, Hauppauge, NY 11788. The Company's Corporate Secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Report of the Audit Committee
     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

     In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated financial statements as of and for the fiscal year ended September 30, 2003. Additionally, the Committee has reviewed and discussed with management and the independent auditors the Company's unaudited interim financial statements as of and for the end of each fiscal quarter. Such discussions occur prior to issuance of news releases reporting quarterly results.

     The Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and discussed with the auditors their firm's independence.

     Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.




Submitted by the Audit Committee,

Arthur D. Roche, Chairman                   Milton F. Gidge
Peter F. Neumann                            W. Gregory Robertson

                          OTHER OFFICERS OF THE COMPANY

In addition to Mr. Darby, the Company has six other officers. They are:

John M. Badke, age 44           Vice President, Finance
                                and Chief Financial Officer

Peter A. Horn, age 48           Vice President, Operations

Bret M. McGowan, age 38         Vice President, Marketing

Yacov A. Pshtissky, age 52      Vice President, Technology and Development

John F. Whiteman, Jr, age 45    Vice President, Sales

Joan L. Wolf, age 49            Executive Administrator and Corporate Secretary


     Mr. Badke has been Chief Financial Officer since December 1999 and Vice President, Finance since October 1998. Previously, he served as Controller since joining the Company in 1992. Prior to joining the Company, Mr. Badke was the Controller for NEK Cable, Inc. and an audit manager with the international accounting firms of Arthur Andersen & Co. and Peat Marwick Main & Co.

     Mr. Horn has been Vice President, Operations since June 1999. From 1995 to 1999, he was Vice President, Compliance and Quality Assurance. Prior to that time, he served as Vice President in various capacities since his promotion in May 1990.

     Mr. McGowan has been Vice President, Marketing since October 2001. Previously, he served as Director of Marketing since 1998 and as Marketing Manager since 1994. He joined the Company in 1993 as a Marketing Specialist.

     Mr. Pshtissky has been Vice President, Technology and Development since May 1990. Previously, he was Director of Electrical Product Development from March 1988 through April 1990.

     Mr. Whiteman joined the Company in December 2002 as Director of Sales and was promoted to Vice President, Sales in March 2003. Prior to joining the Company, Mr. Whiteman was Sr. Vice President-Sales and marketing for Sentry Technology Corporation, an electronic security products manufacturer with whom he was employed for 16 years.

     Ms. Wolf has been Executive Administrator since she joined the Company in 1990 and was appointed to the non-operating officer position of Corporate Secretary in May 2002.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during 2003, 2002 and 2001 by the Chief Executive Officer and the Company's most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during any such year.


                                            SUMMARY COMPENSATION TABLE

                                                                                           Long-Term Compensation
                                                                                ------------------------------------------
                                                                                            Awards                Payouts
                                                 Annual Compensation            ----------------------------     ---------
                                 -----------------------------------------         Restricted     Securities
Name and                                                           All Other         Stock        Underlying       LTIP
Principal Position         Year     Salary ($)    Bonus ($)      Compensation        Award          Options       Payouts
------------------         ----     ----------    ---------      ------------        -----         ---------      -------
Kenneth M. Darby           2003    $   310,000   $   75,000 (1)  $      3,000 (2)   $   -            100,000         -
 Chairman and              2002        310,000       75,000 (1)         3,000 (2)       -                -           -
 Chief Executive Officer   2001        285,000       75,000 (1)         3,000 (2)       -                -           -

Henry B. Murray            2003    $       -     $      -        $        -             -                -           -
 Executive Vice President  2002            -            -                 -             -                -           -
                           2001        184,615          -              87,179 (3)       -                -           -

(1) Represents cash bonus which was approved by the Board of Directors upon the recommendation of its Compensation Committee.

(2)  Represents life insurance policy payment.

(3) Represents lump-sum severance payout pursuant to Mr. Murray's separation from the Company effective August 31, 2001.



                                    OPTION GRANTS IN LAST FISCAL YEAR


                                                                                      Potential Realizable
                               Individual Grants                                         Value at Assumed
                     ------------------------------------                              Annual Rates of Stock
                                 % of Total                                             Price Appreciation
                      No. of     Granted to      Exercise                                for Option Term
                     Options    Employees in      Price       Expiration            ---------------------------
Name                 Granted     Fiscal Year    Per Share        Date                  5%                 10%
----------------     -------    ------------    ---------     ----------            --------           --------
Kenneth M. Darby       1,683         0.4%          2.80          11/07             $   1,302          $   2,877
                      48,317        12.0%          2.80          11/08             $  46,011          $ 104,383
                       9,678         2.4%          3.95           8/08             $  10,562          $  23,339
                      40,322        10.1%          3.95           8/09             $  54,168          $ 122,888


Options granted in the year ended September 30, 2003 were issued under the following stock option plans: (1) the 1994 Non-Qualified Stock Option Plan; (2) the 1996 Incentive Stock Option Plan; (3) the 1996 Non-Qualified Stock Option Plan; (4) the 1999 Incentive Stock Option Plan; (5) the 2002 Incentive Stock Option Plan and (6) the 2002 Non-Qualified Stock Option Plan. The options granted under the first three above listed plans are exercisable as follows: up to 30% of the shares on the grant date, an additional 30% of the shares on the first anniversary of the grant date and the balance of the shares on the second anniversary of the grant date, except that no option is exercisable after the expiration of five years from the date of grant. The options granted under the last three above listed plans are exercisable as follows: up to 30% of the shares on the second anniversary of the grant date, an additional 30% of the shares on the third anniversary of the grant date, and the balance of the shares on the fourth anniversary of the grant date, except that no option is exercisable after the expiration of six years from the date of grant.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                      At September 30, 2003
                                                 ------------------------------
                                                  Number of          Value of
                                                 Securities         Unexercised
                                                 Underlying        In-the-money
                                                 Unexercised        Options (2)
                                                  Options
                                                 -----------       ------------
                       Shares
                       Acquired     Value         Exercisable/     Exercisable/
     Name             On Exercise  Realized(1)   Unexercisable    Unexercisable
----------------      -----------  -----------  --------------   ---------------


Kenneth M. Darby          -0-         -0-       15,905/105,634   $13,775/$85,671


(1) Calculated based on the difference between the closing quoted market prices per share at the dates of exercise and the exercise prices.

(2) Calculated based on the difference between the closing quoted market price ($4.16) and the exercise price.


Employment Agreements
     Mr. Darby is a party to an employment agreement with the Company that provides for an annual salary of $310,000 through fiscal 2005. This agreement provides for payment in an amount up to three times his average annual compensation for the previous five years if there is a change in control of the Company without Board of Director approval (as defined in the agreement). It also provides him a payment in the amount of two times his base annual compensation and a deferred compensation benefit of 70,647 shares of common stock upon termination or expiration of his contract.

Report of the Compensation Committee
     The Compensation Committee's compensation policies applicable to the Company's officers for 2003 were to pay a competitive market price for the services of such officers, taking into account the overall performance and financial capabilities of the Company and the officer's individual level of performance.

     Mr. Darby makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all officers other than himself. The Committee reviews these recommendations with Mr. Darby, and after such review, determines compensation. In the case of Mr. Darby, the Compensation Committee makes its determination after direct negotiation with him. For each officer, the Committee's determinations are based on its conclusions concerning each officer's performance and comparable compensation levels in the Long Island area for similarly situated officers at comparable companies. The overall level of performance of the Company is taken into account but is not specifically related to the base salary of these officers. The Company also has established an incentive compensation plan for officers, which provides a specified bonus to each officer based upon the Company's achievement of certain annual sales and profitability targets.

     The Compensation Committee grants options to officers to link compensation to the performance of the Company. Options are exercisable in the future at the fair market value at the time of grant, so that an officer granted an option is rewarded by the increase in the price of the Company's stock. The Committee grants options to officers based on significant contributions of such officers to the performance of the Company. In addition, in determining Mr. Darby's salary for service as Chief Executive Officer, the Committee considers the responsibility assumed by him in formulating, implementing and managing the operational and strategic objectives of the Company.



Submitted by the Compensation Committee,

Peter F. Neumann, Chairman              W. Gregory Robertson
Milton F. Gidge                         Arthur D. Roche

                             STOCK PERFORMANCE GRAPH

     The following graph compares the return of $100 invested in the Company's stock on October 1, 1998, with the cumulative total return on the same investment in the AMEX U.S. Market Index and the AMEX Technology Index.

  Date   Vicon Industries, Inc.   AMEX U.S. Market Index   AMEX Technology Index

10/1/98          100                       100                      100
10/1/99           98                       129                      170
10/1/00           46                       159                      199
10/1/01           48                       115                      161
10/1/02           44                       101                       99
10/1/03           58                       130                      144

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On February 3, 2004, the Audit Committee of the Board of Directors of the Company engaged BDO Seidman, LLP as its independent auditors for fiscal year ending September 30, 2004, replacing KPMG LLP who had been engaged as the Company's auditors since 1973.

     The audit reports of KPMG on the Company's consolidated financial statements as of and for the years ended September 30, 2003 and 2002 did not contain any adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report, dated January 14, 2004, contains an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective October 1, 2002.

     In connection with the audits of the two fiscal years ended September 30, 2003 and 2002, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports, nor were there any "Reportable Events" within the meaning of
Item 304 (a) (1) (v) of Regulation S-K. However, KPMG communicated to the Audit Committee a matter it considered to be a weakness in the Company's internal controls relating to the adequacy of staffing of its finance department. The Company is addressing this concern and is in the process of further enhancing its finance staff.

     The Company has not consulted with BDO Seidman, LLP during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as independent auditors for the fiscal year ended September 30, 2004 regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matter that was either the subject of a disagreement.

     The Audit Committee of the Company has directed that management submit the Committee's appointment of BDO Seidman, LLP as independent auditors for fiscal year ending September 30, 2004 to the shareholders at the Annual Meeting for ratification.

Audit Fees
     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's consolidated annual financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal years 2003 and 2002 were approximately $352,000 and $155,000, respectively.

Tax Fees
     The aggregate fees billed by KPMG LLP for tax compliance, tax advice and tax planning during fiscal years 2003 and 2002 were approximately $50,000 and $40,000, respectively. All these fees were pre-approved by the Audit Committee.

Audit Related Fees
     Fees billed by KPMG LLP for professional services on audit related matters were $8,500 during fiscal year 2003.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval generally is provided for an annual period and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limit. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis, which must be accompanied by a detailed explanation for each proposed service. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

     The Audit Committee has considered whether the non-audit services provided by KPMG LLP were compatible with maintaining their independence.

     BDO Seidman, LLP will have a representative at the Annual Meeting of Shareholders, who will have an opportunity to make a statement, if they should so desire. KPMG LLP will not have a representative at the Annual Meeting and will not be available to respond to questions regarding their past services provided.

Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR the ratification of the appointment of BDO Seidman, LLP as the
                        Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
             BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of this date, management is not aware of any matters to be presented for action at the Annual Meeting, other than those referred to in the Notice of Annual Meeting of Shareholders, but the proxy form included with this proxy statement, if executed and returned, gives discretionary authority to management with respect to any other matters that may come before the meeting.


                                  MISCELLANEOUS

     Solicitation of proxies is being made by mail and may also be made in person or by telephone or fax by officers, directors and regular employees of the Company.

     The cost of the solicitation will be borne by the Company.


                                            By Order of the Board of Directors,



Hauppauge, New York                         Joan L. Wolf
April 9, 2004                               Secretary

                                                                      Appendix A
                             VICON INDUSTRIES, INC.

                            AUDIT COMMITTEE CHARTER


I.       PURPOSE

The primary purpose of the Audit Committee of Vicon Industries, Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance and accounting that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     Review and appraise the audit efforts of the Company's independent accountants.

     Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

     The Audit Committee shall be comprised of three or more directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Audit Committee shall each satisfy the applicable membership requirements under the rules of the American Stock Exchange.

     At least one member shall also be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve for a term of one year or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

     The Audit Committee shall meet at least four times annually or more frequently as circumstances dictate. At any meeting, a simple majority shall constitute a quorum.

     As part of its function to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee should meet with the independent accountants and management quarterly to review the Company's financials.

IV.      RESPONSIBILITIES AND DUTIES

          To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review in consultation with the independent auditor the scope of the annual audit, along with any items of special attention.
2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.
3. Review such reports of audits of member reimbursements, director and officer expense assumed and management perquisites.
4. Review with financial management and the independent accountants the 10-Q and other related quarterly financial statements prior to their filing or prior to the release of earnings.

Independent Accountants

5. Retain and, where warranted in the Audit Committee's judgment, terminate the Company's independent accountants to audit its financial statements. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.
6. Approve audit and non-audit services of the independent accountants as detailed in the attached pre-approval policies and procedures.
7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fairness and accuracy of the Company's financial statements.

Financial Reporting Processes

8. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.
9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles, as applied in its financial reporting.
10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.
11. Review and discuss the audited financial statements with management. Discuss with the independent auditors the matters required to be discussed by SAS 61. Obtain from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1.
12. The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Audit Committee will see that the Charter is published at least every three years in the proxy statement. The Committee shall also submit to the Board a written report for inclusion in the annual proxy statement.

Process Improvement

13. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
14. Following completion of the annual audit, review separately with each of management and the independent accountants any disagreements or significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
15. Receive reports of internal auditors concerning their reviews of internal controls and other matters and management's responses thereto.

Ethical and Legal Compliance

16. The Audit Committee may retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.
17. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.
18.  The Audit Committee shall establish procedures for:

     o The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or
          auditing   matters   from   internal  or  external   sources.
     o The confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     19. Consult with management to ensure that appropriate ethical standards for business conduct are communicated to Company employees generally, and review compliance with such standards.

V.       PROPOSED MEETING SCHEDULES

          a) Review of quarterly and annual financial reports with independent auditors and management prior to public release of said documents.
          b) Annual meeting with Company's accountants to review scope of current audit and to discuss fee arrangement.
          c) Meet annually with the Director of Internal Audit to review the annual internal audit plan and more frequently as the Committee deems appropriate.
          d) Any other meetings that might deem to be appropriate from time to time.

VI.      CLARIFICATION OF AUDIT COMMITTEE'S ROLE

     The Audit Committee's Role is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Therefore, each member of the Audit Committee, in exercising his business judgment, shall be entitled to rely on the statements and submissions of management and the independent auditor.

                                                                      Attachment

                             VICON INDUSTRIES, INC.
                          AUDIT AND NON-AUDIT SERVICES
                      PRE-APPROVAL POLICIES AND PROCEDURES

I.      GENERAL PRINCIPLES
     The Audit Committee of Vicon Industries, Inc. is required to pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the services provided do not impair the auditor's independence.

     Unless a type of service to be provided by the independent auditors has received general pre-approval pursuant to this policy, it will require separate pre-approval by the Audit Committee.

     Annually, the Audit Committee reviews and pre-approves the categories and related services along with an estimated fee for each category. Separate pre-approval is required in those circumstances where the estimated actual fee for the approved category exceeds the pre-approved fee.

     The Audit Committee will annually review and revise as needed the list of pre-approved categories and related services.

II.     DELEGATION
     The Audit Committee may delegate pre-approval authority to one or more of its members. Such member(s) will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

III.    SERVICES TO BE PROVIDED
     The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Any changes in terms, conditions and fees resulting from a change in scope, company organization or other matters, will require pre-approval of the Audit Committee.

     In addition to the annual audit services engagement, the Audit Committee may grant pre-approval of all other services when the independent auditors are deemed to be the best provider of the service. These may include audit related services, tax services, and all other services. The Audit Committee may add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations. The independent auditors have reviewed this policy and believe that implementation of the policy will not adversely affect the auditor's independence.

IV.     APPROVAL PROCEDURES
     Requests or applications to obtain pre-approval for services or to provide services that require separate approval by the Audit Committee will be submitted directly to the Audit Committee or any of its member designees. The request must include an explanation of services in detail in order for the Audit Committee to determine that the request or application is consistent with the Securities and Exchange Commission's rules on auditor independence.

V.      PROHIBITED NON-AUDIT SERVICES
     Approval will not be granted for prohibited services as defined by the Securities and Exchange Commission and identified as follows.

          o Bookkeeping or other services related to the accounting records or financial statements of the audit client

          o    Financial information systems design and implementation

          o    Appraisal   or   valuation   services,   fairness   opinions   or
               contribution-in-kind reports

          o    Actuarial services

          o    Internal audit outsourcing services

          o    Management functions

          o    Human resources

          o    Broker-dealer, investment adviser or investment banking services

          o    Legal services

          o    Expert services unrelated to the audit